UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2006

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.    Entry into a Material Definitive Agreement.

At the Quaker Chemical Corporation Annual Meeting of Shareholders held on May 10, 2006, the Company’s shareholders, upon the recommendation of the Board of Directors, approved the adoption of the following: (i) the amended and restated 2001 Global Annual Incentive Plan (the “Incentive Plan”) to allow bonus awards under the Incentive Plan to qualify as performance-based compensation not subject to a limit on deductibility under Section 162(m) of the Internal Revenue Code; and (ii) the 2006 Long-Term Performance Incentive Plan (the “2006 LTIP”).

The Incentive Plan

The Incentive Plan is intended to provide employees of Quaker or a subsidiary of Quaker with an opportunity to receive incentive bonuses based on the achievement of objective, pre-established criteria and performance targets. For the 2006 calendar year performance period, awards will be made to approximately 325 employees. At the beginning of each performance period, the Compensation/Management Development Committee (the “Committee”) will determine the employees who are eligible to participate and each participant’s maximum award, which typically is a specified percentage of his or her base salary. The Committee will also establish a schedule or matrix of one or more performance criteria and performance targets for each participant (or group of participants) which will show the percentage of the target and maximum award payable under various levels of achieved performance. The criteria may be applied to the individual, a division, a regional business unit, Quaker or a subsidiary of Quaker. At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. The maximum cash bonus that may be paid to any individual with respect to performance periods ending in any year is $3,000,000. The maximum stock bonus that may be paid to any individual with respect to performance periods ending in any year is 100,000 shares of common stock. A total of 357,500 shares are available for future bonuses. The stock limits under the Incentive Plan are subject to adjustment to reflect certain changes in Quaker’s capitalization, such as stock splits and stock dividends.

The 2006 LTIP

There are six types of awards that may be granted under the 2006 LTIP:

•	options to purchase common stock;

•	stock appreciation rights which give the participant the right to appreciation in the value of common stock between the date of grant and the date of exercise;

•	restricted stock which is common stock that vests on achievement of performance goals (referred to as performance stock) or other conditions such as continued employment for a stated period;

•	restricted stock units which represent the rights to receive common stock (or cash) on achievement of performance goals (referred to as performance stock units) or other conditions such as continued employment for a stated period;

•	stock grants that are fully vested; and

•	performance incentive units which represent the right to receive cash on achievement of performance goals.

Quaker has reserved 1,000,000 shares of common stock for issuance under the 2006 LTIP. During any calendar year, no employee may be granted:

•	options covering more than 500,000 shares of common stock;

•	stock appreciation rights representing appreciation on more than 500,000 shares of common stock;

•	performance stock for more than 500,000 shares of common stock; or

•	performance stock units representing more than 500,000 shares of common stock.

In addition, there are limits on the total number of shares of common stock available for certain types of awards over the life of the 2006 LTIP: restricted stock (500,000 shares); restricted stock units (500,000 shares); and stock grants (250,000 shares). Each of the above limits is subject to adjustment for certain changes in Quaker’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the 2006 LTIP. If common stock is surrendered to Quaker or withheld to pay any exercise price or tax withholding requirements, only the shares issued net of the shares withheld or surrendered will be counted against the number of shares of common stock available under the 2006 LTIP. The Committee has the authority to administer the 2006 LTIP. Employees of Quaker and its subsidiaries and non-employee directors and consultants of Quaker are eligible to receive awards under the 2006 LTIP. Non-employee directors and consultants are not eligible to receive incentive stock options or performance incentive units. There are approximately 19 employees and 8 non-employee directors currently eligible to receive awards under the 2006 LTIP. There are no consultants currently eligible to receive awards under the 2006 LTIP. The maximum amount that may be paid to any individual with respect to performance incentive units in any year is five times the participant’s base salary, or $5,000,000, if less. The 2006 LTIP became effective on March 6, 2006, subject to shareholder approval, which was obtained on May 10, 2006.

The summaries of the Incentive Plan and the 2006 LTIP are qualified in their entirety by reference to the respective plans, copies of which are included as exhibits to this report.

On March 6, 2006, the Company’s executive officers listed below were granted the following stock options with an exercise price of $19.98:

Officer	Options
Ronald J. Naples	70,000
Neal E. Murphy	9,000
Michael F. Barry	9,000
Mark A. Harris	9,000
Wilbert Platzer	9,000
D. Jeffry Benoliel	5,200

The options were granted by the Committee, subject to approval of the 2006 LTIP by the shareholders of the Company at the shareholders’ meeting held on May 10, 2006. The Company’s shareholders approved the 2006 LTIP on May 10, 2006. The options will vest in approximately three equal consecutive annual installments.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Having reached the mandatory retirement age under the Company’s retirement policy for Directors, Mr. Robert P. Hauptfuhrer, whose term as a Class II Director of Quaker Chemical Corporation expired on May 10, 2006, was not eligible for reelection this year at the Company’s Annual Meeting of Shareholders held on May 10, 2006.

Item 9.01.    Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Quaker Chemical Corporation 2001 Global Annual Incentive Plan, as amended and restated (incorporated by reference to Appendix D to the Corporation’s definitive proxy statement filed on March 31, 2006).

10.2	Quaker Chemical Corporation 2006 Long-Term Performance Incentive Plan (incorporated by reference to Appendix E to the Corporation’s definitive proxy statement filed on March 31, 2006).

10.3	Form of Stock Option Agreement provided to associates with respect to stock option grants made under the Quaker Chemical Corporation 2006 Long-Term Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 12, 2006	By:	/s/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel
Vice President, Secretary and General Counsel